UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective as of October 8, 2020, the Board of Directors (the “Board”) of GI Dynamics, Inc. (the “Company”) appointed Joseph Virgilio as the Company’s Chief Operating Officer (the “COO”).

Prior to this appointment, Mr. Virgilio, age 46, served as the President and General Manager of Amann Girrbach, AG, an innovator and preferred full-service provider in digital dental prosthetics, from September 2018 until April 2020. From April 2016 until February 2018, Mr. Virgilio served as the Vice President of Sales, The Americas at Surgical Specialties Corp, a manufacturer and distributer of medical products. Prior to Surgical Specialties Corp, Mr. Virgilio served as the Vice President of Sales and Global Marketing of Aptus Endosystems, a medical device company focused on developing advanced technology for endovascular aneurysm repair (EVAR) and thoracic endovascular aneurysm repair, from October 2013 until September 2015 when it was acquired by Medtronic plc. Mr. Virgilio has also held positions with Medtronic, Boston Scientific and Constellation Brands. Mr. Virgilio received a Bachelor of Arts in History from Colgate University.

Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Virgilio and any other person pursuant to which he was selected as the COO. There are no family relationships between Mr. Virgilio and any director or executive officer of the Company and Mr. Virgilio has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

COO Employment Agreement and Severance Agreement

In connection with his appointment as the COO, the Company entered into an executive employment agreement with Mr. Virgilio (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Virgilio’s employment will be on an at-will basis, he will be paid an initial annual base salary of $350,000, subject to the annual review by the Compensation Committee of the Board, and will be eligible to receive an annual performance bonus at a target amount of 35% of his base salary as approved by the Board, provided he is employed with the Company through the applicable payment date during the first fiscal quarter of each year. For the remainder of calendar year 2020, Mr. Virgilio is guaranteed a minimum bonus of at least $28,125 to be paid during the first fiscal quarter of 2021. Mr. Virgilio will also receive a one-time sign-on bonus of $28,125, which is expected to be paid on the first regular pay date following his date of hire; provided, however, that if Mr. Virgilio terminates his employment within one year from the date of his hire, other than for Good Reason (as that term is defined in the Severance Agreement (as defined below)), the sign-on bonus must be repaid in full to the Company at the time of termination. It is expected that Mr. Virgilio’s 2022 base salary will be set at $400,000 and his annual performance bonus will increase to 50% of his base salary. The Employment Agreement provides that Mr. Virgilio is eligible to participate in the standard benefits programs made available to senior executives of the Company.

The Employment Agreement also provides that the Company will grant Mr. Virgilio equity in the Company equal to 4% of the Company’s issued and outstanding stock in the form of stock options to purchase shares of the Company’s common stock. These stock options will have a term of 10 years and will vest 25% on the first anniversary of the date of the Employment Agreement with the remainder vesting 1/36th in equal monthly installments over the 36 months following the first anniversary. In addition, the Company has agreed to issue Mr. Virgilio an equity award based on certain milestones that, if achieved, will adjust his ownership in the Company to be equal to his initial ownership percentage of 4% to the extent the Company issues any securities subsequent to the issuance of his stock options.

The Employment Agreement provides for the following severance payments depending on the circumstances for separation (collectively, the “Severance Payments”), in accordance with the terms and conditions of the Change of Control and Severance Agreement entered into between the Company and Mr. Virgilio in connection with the Employment Agreement (the “Severance Agreement”):

•	Termination by the Company Without Cause (as defined in the Severance Agreement) or by the COO for Good Reason (as defined in the Severance Agreement) and Employed for Fewer than 12 Full Months: Mr. Virgilio will receive a lump sum payment equal to 9 months of his then-current salary, and payment of COBRA premiums for 9 months.

•	Termination by the Company Without Cause or by the COO for Good Reason and Employed for 12 Full Months or Longer: Mr. Virgilio will receive a lump sum payment equal to 12 months of his then-current salary, and payment of COBRA premiums for 12 months.

•	Change of Control (as defined in the Severance Agreement) and Termination by the Company Without Cause or by the COO for Good Reason: Mr. Virgilio will receive a lump sum payment equal to 12 months of his then-current salary, and payment of COBRA premiums for 12 months.

The Severance Agreement has an initial term of 4 years, which will renew automatically for additional one year terms, unless either party provides the other party with written notice of non-renewal at least 90 days prior to the date of automatic renewal, subject to an automatic 12 month extension following the effective date of a Change of Control. In addition to the Severance Payments, the Severance Agreement also provides that Mr. Virgilio will be entitled to all accrued but unpaid vacation, expense reimbursements, wages and other benefits due to him under any Company-provides plans, policies and arrangements. If the Company terminates Mr. Virgilio’s employment with the Company without Cause, if the Company elects not to renew the term, or if Mr. Virgilio resigns from such employment for Good Reason, and such termination occurs within the period beginning 3 months before, and ending 12 months following, a Change of Control, and Mr. Virgilio signs and does not revoke a release of claims against the Company, then he will receive the applicable Severance Payments and any forfeiture restrictions on all shares of restricted stock as to which such restrictions remain in place will lapse immediately, and any unvested stock options will vest immediately.

The foregoing descriptions of the Employment Agreement and the Severance Agreement do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the Employment Agreement and the Severance Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

In addition, Mr. Virgilio will enter into the Company’s standard indemnification agreement, a form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. These statements are based on management’s current estimates and expectations of future events as of the date of the Current Report on Form 8-K. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to raise additional capital, the Company’s ability to continue to operate as a going concern; the ability of the Company, its critical vendors, and key regulatory agencies to resume operational capabilities subsequent to the removal of COVID-19 pandemic restrictions; the Company’s ability to conduct the planned pivotal trial of EndoBarrier in the United States (“STEP-1”); the Company’s ability to execute STEP-1 under the FDA’s Investigational Device Exemption; the Company’s ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; the Company’s ability to enroll patients in accordance with I-STEP; the Company’s ability to secure a CE Mark; obtaining and maintaining regulatory approvals required to market and sell the Company’s products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of the Company’s products; product pricing; timing of product launches; future financial results; and other factors, including those described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Given these uncertainties, one should not place undue reliance on these forward-looking statements. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless it is required to do so by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1+	Employment Agreement, effective as of October 8, 2020, between GI Dynamics, Inc. and Joseph Virgilio.

10.2+	Severance Agreement, effective as of October 8, 2020, between GI Dynamics, Inc. and Joseph Virgilio.

10.3+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2020).

+ Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: October 15, 2020	/s/ Charles Carter
Charles Carter
Chief Financial Officer